Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE
NEW YORK, N.Y. 10017-3954
(212) 455-2000

FACSIMILE (212) 455-2502

November 21, 2008

JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

     We have acted as counsel to JPMorgan Chase & Co., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to: (i) debt securities (the “Debt Securities”); (ii) contracts for the purchase and sale of securities issued by the Company or by an entity affiliated or not affiliated with the Company, a basket of those securities, an index or indices of those securities or any combination thereof, currencies, commodities, or other property (the “Purchase Contracts”); (iii) warrants to purchase Debt Securities (the “Debt Warrants”), to receive cash determined by reference to an index or indices (the “Index Warrants”), to receive cash determined by reference to currencies (the “Currency Warrants”), to receive cash determined by reference to interest rates (the “Interest Rate Warrants”), (iv)

warrants (a) to purchase or sell securities of the Company or an entity other than the Company, a basket of such securities or commodities, or (b) to receive cash determined by reference to any other financial, economic or other measure or instrument including the occurrence or non-occurrence of any other event or circumstance, any combination of the above (the “Universal Warrants,” and together with the Debt Warrants, the Index Warrants, the Currency Warrants and the Interest Rate Warrants, the “Warrants”); and (v) the Debt Securities, the Warrants and the Purchase Contracts or any combination thereof that may be offered in the form of Units (the “Units”). The Debt Securities, the Purchase Contracts, the Warrants and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act and one or more product supplements, index supplements, underlying supplements and/or pricing supplements.

     The Debt Securities, if any, are to be issued from time to time as senior indebtedness of the Company under an indenture dated as of May 25, 2001 (as supplemented by a first supplemental indenture dated as of April 9, 2008, the “Indenture”) entered into between the Company and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee (the “Trustee”).

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     The Purchase Contracts, if any, will be issued under a Purchase Contract Agreement (the “Purchase Contract Agreement”) to be entered into between the Company and a purchase contract agent (the “Purchase Contract Agent”).

     The Debt Warrants, if any, will be issued under a debt warrant agreement (the “Debt Warrant Agreement”) to be entered into between the Company and a debt warrant agent. The Index Warrants, if any, will be issued under an index warrant agreement (the “Index Warrant Agreement”) to be entered into between the Company and an index warrant agent. The Currency Warrants, if any, will be issued under a currency warrant agreement (the “Currency Warrant Agreement”) to be entered into between the Company and a currency warrant agent. The Interest Rate Warrants, if any, will be issued under an interest rate warrant agreement (the “Interest Rate Warrant Agreement”) to be entered into between the Company and an interest rate warrant agent. The Universal Warrants, if any, will be issued under a universal warrant agreement (the “Universal Warrant Agreement”) to be entered into between the Company and a universal warrant agent. The Debt Warrant Agreement, the Index Warrant Agreement, the Currency Warrant Agreement, the Interest Rate Warrant Agreement and the Universal Warrant Agreement are hereinafter referred to collectively as the “Warrant Agreements.” Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”

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     The Units, if any, will be issued under a unit agreement (the “Unit Agreement”) to be entered into between the Company and a unit agent (the “Unit Agent”).

     We have examined the Registration Statement, the Indenture, the forms of Warrant Agreements, the form of Unit Agreement and the forms of Securities, each of which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that: (1) the Indenture is the valid and legally binding obligation of the Trustee; (2) at the time of execution, issuance and delivery of the Purchase Contracts, the related Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; (3) at the time of

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execution, countersignature, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; and (4) at the time of execution, countersignature, issuance and delivery of any Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent thereto.

     We have assumed further that at the time of execution, issuance and delivery of the Purchase Contracts, the related Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company. We have assumed further that at the time of execution, countersignature, issuance and delivery of: (1) any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company; and (2) any Units, the related Unit Agreement will have been duly authorized, executed and delivered by the Company.

     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

     1. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

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     2. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of the Purchase Contract Agreement in the form to be filed as an exhibit to the Registration Statement and (b) the due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

     3. With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement in the form filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

     4. With respect to the Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Units, (2) the execution and delivery of the Unit Agreement with respect to the Units, (3) the execution and delivery of the Purchase Contract Agreement with respect to the Purchase Contracts that are a component of the Units in the form filed as an exhibit to the Registration Statement, (4) the execution and delivery of the Warrant Agreement with respect to any Warrants that are a component of the Units in the form filed as an exhibit to the Registration Statement; and (5) the issuance and terms of the Debt Securities that are a component of the Units, the terms of the offering thereof and related matters and (b) the due execution, authentication, in the case of such Debt Securities, issuance and delivery of (1) the Units, (2) such Purchase Contracts, (3) such Warrants and (4) such Debt Securities, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of the applicable Purchase Contract Agreement, in the case of such Purchase Contracts, and in accordance with the provisions of the applicable Warrant Agreement, in the case of such Warrants, and the Indenture, in the case of such Debt Securities, and otherwise in accordance with the provisions of the applicable Unit Agreement and such

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agreement, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

     Our opinions set forth in paragraphs 1 through 4 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

     We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Opinions” in the Prospectus included in the Registration Statement.

Very truly yours, /s/ SIMPSON THACHER & BARTLETT LLP SIMPSON THACHER & BARTLETT LLP

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